Exhibit 99.2 Delivering innovation by daring to be different 1 April 1, 2019

Forward Looking Statements THIS PRESENTATION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OF DARÉ BIOSCIENCE, INC. (“DARÉ” OR THE “COMPANY”). THIS PRESENTATION INCLUDES CERTAIN INFORMATION OBTAINED FROM TRADE AND STATISTICAL SERVICES, THIRD PARTY PUBLICATIONS, AND OTHER SOURCES. DARÉ HAS NOT INDEPENDENTLY VERIFIED SUCH INFORMATION AND THERE CAN BE NO ASSURANCE AS TO ITS ACCURACY. ALL STATEMENTS IN THIS PRESENTATION, OTHER THAN STATEMENTS OF HISTORICAL FACT, ARE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF FEDERAL SECURITIES LAWS. IN SOME CASES, YOU CAN IDENTIFY FORWARD-LOOKING STATEMENTS BY TERMS SUCH AS “MAY,” ”WILL,” “EXPECT,” “PLAN,” “ANTICIPATE,” “STRATEGY,” “DESIGNED,” “COULD,” “INTEND,” “BELIEVE,” “ESTIMATE,” “TARGET,” OR “POTENTIAL” AND OTHER SIMILAR EXPRESSIONS, OR THE NEGATIVE OF THESE TERMS. AS USED IN THIS PRESENTATION, “FIRST-IN- CATEGORY” IS A FORWARD-LOOKING STATEMENT REGARDING MARKET POTENTIAL OF A PRODUCT CANDIDATE. FORWARD-LOOKING STATEMENTS INVOLVE RISKS, UNCERTAINTIES AND ASSUMPTIONS THAT MAY CAUSE DARÉ’S ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS TO BE MATERIALLY DIFFERENT FROM THOSE EXPRESSED OR IMPLIED BY THE FORWARD-LOOKING STATEMENTS, INCLUDING, WITHOUT LIMITATION RISKS AND UNCERTAINTIES RELATING TO: THE OUTCOME OR SUCCESS OF CLINICAL TRIALS; DARÉ’S ABILITY TO RAISE ADDITIONAL CAPITAL AS NEEDED; DARÉ’S ABILITY TO OBTAIN AND MAINTAIN INTELLECTUAL PROPERTY PROTECTION FOR ITS PRODUCT CANDIDATES; DARÉ’S ABILITY TO DEVELOP PRODUCT CANDIDATES ON THE TIMELINES SET FORTH HEREIN; AND OTHER RISK FACTORS DESCRIBED IN DARÉ’S MOST RECENT ANNUAL REPORT ON FORM 10-K AND QUARTERLY REPORT ON FORM 10-Q FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ALL FORWARD-LOOKING STATEMENTS IN THIS PRESENTATION ARE CURRENT ONLY AS OF THE DATE HEREOF AND DARÉ DOES NOT UNDERTAKE ANY OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENT TO REFLECT NEW INFORMATION, FUTURE DEVELOPMENTS OR OTHERWISE, EXCEPT AS REQUIRED BY LAW. 2

Vision: To become the premier innovation accelerator in women’s health. Mission: We achieve this by identifying, unlocking and advancing candidates with potential to be first-in-category, address persistent unmet needs and promote a better quality of life for women. 3

Accelerating Innovation in Women’s Health Market Misalignment is a Value Creation Opportunity Innovators seeking development partners to advance Large and mid-tier companies prefer to acquire or license products products to commercialization in women’s health. that are later-stage or ready for commercialization. Network of Product Developers Network of Potential Commercial Partners* Accelerating product candidates to value inflection Strategic Science & Technologies *Company names and logos are for illustrative purposes only. Global Women's Health Market Worth $51 Billion by 2025 - CAGR: 3.9% 1 4 1. https://www.prnewswire.com/news-releases/womens-health-market-size-worth-513-billion-by-2025--cagr-39-grand-view-research-inc-651064753.html

Daring to be different A pure play biopharmaceutical company focused on improving the health and well being of women. Our focus areas include: • Contraception / Pregnancy Prevention • Sexual Health • Vaginal Health • Fertility Licensing, Partnering & Value Creation Strategy: • The portfolio is well positioned to drive upside • Product candidates are commercially viable and attractive to strategic partners • Products that have a data package including a proof-of-concept and/or the ability to leverage a 505(b)(2) regulatory pathway • Candidates with the potential to be first-in-category that address persistent unmet needs in women’s health • The ability to deliver products in a more personalized way for women 5

Daring to be different We expect to deliver against multiple milestones over the next 12 - 24 months including: • Advancing our DARE-BV1 Bacterial Vaginosis (BV) program into a Phase 3 trial • Topline readouts from our two pre-pivotal programs: • Ovaprene (2H 2019) and • Sildenafil Cream, 3.6%, (4Q 2020) • Moving preclinical programs into Phase 1 development • DAER-HRT1 – Hormone Replacement Therapy (HRT/VMS) Phase 1 (2019) • DARE-FRT1 – Fertility and Pregnancy Maintenance (PTB/ART) Phase 1 (2020) • DARE-VVA1 –VVA in ER/PR+ Breast Cancer patients Phase 1 (2020) Timeline reflects management’s current estimates and constitutes a forward looking statement subject to qualifications elsewhere in the presentation. Actual development timeline may be substantially longer, and Daré is under no 6 obligation to update or review this estimate.

Pre-Clinical
Phase 1
Phase 2
Phase 3
Regulatory Filing
Bio-Adhesive Gel Clindamycin
DARE-BV1^
Phase 3 Initiation 4Q 2019
Potential First-line Option for BV
Barrier IVR Ferrous gluconate
Ovaprene® (PCT)*
CDRH / Device Lead
Top line 2H 2019
First-in-category Non-Hormonal, Monthly Contraception
Topical Cream Sildenafil
Sildenafil Cream, 3.6%^
Top line 4Q 2020
First-in-category for Treatment of Female Sexual Arousal Disorder
IVR Bio-identical Estradiol + Bio-identical progesterone
DARE-HRT1^‡
First-in-category Sustained-Release Hormone Replacement Therapy
Vaginal Insert SERM (tamoxifen)
DARE-VVA1^
First-in-category Treatment for VVA for ER/PR+ Breast Cancer Patients
IVR Bio-identical progesterone
DARE-FRT1^
First-in-category Sustained Release Progesterone for Pregnancy Maintenance
Injectable Etonogestrel
ORB 204/214^
First-in-category 6 & 12 Month Injectable Contraception
Ca2+ Target
DARE-RH1
First-in-category Male or Female Contraceptive Target

Accelerating early-stage clinical programs with collaborations and non-dilutive funding whenever possible

Timeline reflects management's current estimates and constitutes a forward looking statement subject to qualifications elsewhere in the presentation. Actual development timeline may be substantially longer, and Daré is under no obligation to update or review this estimate. "First-in-category" designations are forward looking statements based on currently available, FDA approved therapies.

^505(b)(2) regulatory pathway anticipated.
*Ovaprene Post Coital Test (PCT) is a pre-pivotal clinical study.
‡HRT Phase 1 study to be conducted in Australia by Daré subsidiary.

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7

Portfolio Timeline Overview


2019
2020
2021
2022
2023
2024
Current Development Status
DARE-BV1^
(Bacterial Vaginosis)
Phase 3 Program
U.S.
Regulatory Review
Potential U.S.
Launch
Ovaprene®
(Contraception)
PCT* Study
Pivotal
U.S.
Regulatory Review
CDRH / Device Lead
Potential U.S.
Launch
Sildenafil Cream, 3.6%^
(FSAD)
Phase 2b Program
Phase 3
Two Phase 3 Trials
U.S. Regulatory Review

Timeline reflects management's current estimates and constitutes a forward looking statement subject to qualifications elsewhere in the presentation. Actual development timeline may be substantially longer, and Daré is under no obligation to update or review this estimate.

^505(b)(2) regulatory pathway anticipated.

*Ovaprene Post Coital Test (PCT) is a pre-pivotal clinical study.

8

Program Overview 9

DARE-BV1 (Formerly MP-101) Clindamycin 2% gel for Bacterial Vaginosis 10

Bio-Adhesive Gel Clindamycin | DARE-BV1 | Phase 3 Initiation 2H 2019

DARE-BV1 Overview

Bacterial Vaginosis (BV)

Successful Proof of Concept

- Vaginal application of DARE-BV1 (clindamycin phosphate 2%) demonstrated effectiveness against BV in a proof-of-concept investigator initiated study in women (n=30):[1]
  - 88% of evaluable subjects met clinical cure endpoint at Test-of-Cure visit after single dose administered
  - Favorable efficacy profile over currently approved treatments

505(b)(2) Regulatory Pathway

- Single Phase 3 clinical trial planned for FDA approval

Attractive Market Opportunity

- BV is the most commonly reported vaginal infection in women ages 15-44 [2]
- U.S. prevalence estimated to be ~21 million among women ages 14-49 [2]
- Approved prescription drugs have less than optimal clinical cure rates (37-67%) [3]
- Opportunity for significant upside and market expansion

Patent Coverage

- Patents covering the licensed technology have been granted with terms through 2028
- Additional patents pending would have terms through 2035

1. Data on file
2. https://www.cdc.gov/std/bv/stats.htm
3. BV Product Data: http://www.clindesse.com/pdf/PI.pdf; http://www.accessdata.fda.gov/drugsatfda_docs/label/2014/205223s000lbl.pdf; http://www.accessdata.fda.gov/drugsatfda_docs/label/2014/205223s000lbl.pdf

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Gel Delivery Technology Features Description Innovative Product Profile Undergoes solution to gel (sol-to-gel) • Allows product to be easily and directly placed at the site of infection In-Situ Gelation transition using body temperature as • Increased viscosity following application keeping the product at the site of the trigger application • Designed for a dual-release pattern providing maximal exposure time and Platform can be optimized to erode amount of drug at the site of action Sustained-Erosion over a period of hours to multiple days • Allows optimization of dosing duration for clindamycin – a time dependent antibiotic • Reinforces ability of product to bio-adhere at the site of application Bio-Resorption and Hydrophilic ingredients are compatible • Eliminates need to remove product following completion of treatment Adhesion with a variety of APIs regimen 12

Bacterial Vaginosis
DARE-BV1 Proof of Principle Study Design

Study Objective: Study the Efficacy and Safety of DARE-BV1 in the Treatment of Bacterial Vaginosis (n = 30)

Day 1
Baseline Visit

- **Single dose administered**

Tests Performed:
- Physiological symptoms
- pH
- Saline "wet mount"
- 10% KOH "whiff test"
- Urine pregnancy (if needed)

Day 7 - 14
Test-of-Cure Visit

- **Patients questioned regarding comfort level & re-examined**

Tests Performed:
- Physiological symptoms
- pH
- Saline "wet mount"
- 10% KOH "whiff test"
- Urine pregnancy (if needed)

Day 21 - 30
Continued Clinical Response Visit

- **Patients questioned regarding experience & re-examined**

Tests Performed:
- Physiological symptoms
- pH
- Saline "wet mount"
- 10% KOH "whiff test"
- Urine pregnancy (if needed)

- Eligibility: Female subjects 18 years or older with confirmed clinical diagnosis of BV
- Primary Endpoint: Clinical Cure at Test-of-Cure visit (defined as resolution of clinical findings from baseline visit);
- Secondary Endpoints: Proportion of patients with therapeutic and bacteriologic cures,[1,2]
- Safety: Patients were questioned about their comfort level and adverse reactions they experienced.

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1. Therapeutic cure was a composite endpoint, which required both clinical cure (defined as clinical cure: resolution of all 4 Amsel criteria) and bacteriologic cure (Nugent score < 4). Bacteriologic cure required a Nugent score < 4.
2. Amsel & Gram Stain Criteria: https://www.cdc.gov/std/tg2015/bv.htm

13

Bacterial Vaginosis DARE-BV1 Proof of Principle Study Design A single dose of DARE-BV1 demonstrated high clinical cure rate compared to other approved products Product Clinical (Amsel) Cure Bacteriologic Therapeutic Cure (Nugent) Cure DARE-BV1 novel gel (clindamycin) 88% 57%* 57%* 1 Solesec® (secnidazole 2g oral granules) 53-68% 40-46% 35-40% ®2 clindamycin phosphate Clindesse Vaginal Cream, 2% 41-64% 45-57% 30-42% Metrogel, 1.3% 3 37% 20% 17% * Based on data from 9 evaluable patients • 26 of 30 women completed the study • Test-of-Cure Visit (Day 7 – 14) – 23 of 26 (88%) women achieved clinical cure based on Amsel criteria – 4 of 7 (57%) women had bacteriologic cure and 4 of 7 (57%) had therapeutic cure • Continued clinical response visit (Day 21 – 30) – 23 of 24 (96%) women showed continued clinical cure – 8 of 9 women had bacteriologic cure and 7 of 9 had therapeutic cure 1. https://dailymed.nlm.nih.gov/dailymed/fda/fdaDrugXsl.cfm?setid=551e43d5-f700-4d6e-8029-026f8a8932ff&type=display. Cure rate range reflects low and high cure rates across multiple studies. 14 2. http://www.clindesse.com/pdf/PI.pdf. Cure rate range reflects low and high cure rates across multiple studies 3. http://www.accessdata.fda.gov/drugsatfda_docs/label/2014/205223s000lbl.pdf

DARE-BV1 Bacterial Vaginosis Opportunity Overview DARE-BV1 offers an attractive value proposition based on our belief that it has a low clinical risk profile, low development and regulatory costs, and an attractive commercial opportunity Proof of principal study complete 88% clinical cure rate in evaluable subjects o Low Clinical Risk o favorable efficacy profile compared to currently approved treatments Same API (clindamycin phosphate 2%) as in currently approved treatment Single Phase 3 clinical trial for FDA approval 1 Low Development Cost Exploiting the 505(b)2 regulatory pathway Anticipate less than $10 million (Includes manufacturing, clinical trial, regulatory filing & action) Approximately 21 M cases of BV reported annually in the US Approved prescription drugs have low patient share due to limited efficacy Significant Market Opportunity Opportunity for upside and market expansion 15 1. Based on prior sponsor communications with the FDA, one successful Phase 3 study with sufficient power and size may be sufficient for marketing approval in the U.S.

Contraception Expected to be a $33 billion global category by 20231 16 1. Global Market Insights, https://globenewswire.com/news-release/2016/05/19/841462/0/en/Contraceptives-Market-size-to-exceed-33-Billion-by-2023-Global-Market-Insights-Inc.html

New Contraceptive Option Ovaprene® Overview Successful Proof of Concept Study • Ovaprene demonstrated effectiveness in preventing sperm from entering the cervical canal in a proof-of-concept study in women (n=20):1 • No viable sperm in the cervical mucus • No colposcopic abnormalities CDRH (Device) Regulatory Pathway • Single pivotal clinical trial expected for FDA approval Attractive Market Opportunity • >$6 billion in US Rx sales of contraceptive products (2016).2 • 40 million women of reproductive age currently use a contraceptive method.3 Patent Coverage • Patents covering the licensed technology have been granted with terms through 3Q 2028 • Opportunity for Patent Term Extension (PTE) and potential new patents 1. Journal of Reproductive Medicine 2009; 54: 685-690 2. IMS NSP through Dec 2016 17 3. www.guttmacher.org, contraceptive fact sheet

New Contraceptive Option

Ovaprene® Overview

Innovation in Contraception

Advances in hormone products have largely focused on reducing the hormone dosage, adjusting or extending the duration of protection and optimizing methods of administration.


Lo Loestrin Fe
1 mg/10 mcg and 10 mcg
[1]


Minastrin 24 Fe
1 mg/20 mcg
[2]


How to use NuvaRing
[3]


[4]

Convenience is driving new innovation

- NuvaRing®
  - Monthly, convenient vaginal ring product form.
  - 2017 worldwide sales: $761 million (Merck)[5]
- Mirena® Product Family
  - Physician inserted, long-acting.
  - Low/locally delivered hormone IUS.
  - 2017 worldwide sales: $1.12 billion (Bayer)[7]

1. Lo Loestrin Fe contains a low-dose combination of two female hormones. https://www.loloestrin.com/loloestrin/about-lo-loestrin. Lo Loestrin® and its design are registered trademarks of Allergan Pharmaceuticals International Limited.
2. Minastrin https://www.minastrin24.com. Minastrin® is a registered trademark of Allergan Pharmaceuticals International Limited.
3. https://www.nuvaring.com/how-nuvaring-works/
4. https://www.mirena-us.com/about-mirena/
5. Annual Report on Form 10-K for fiscal year ended December 31, 2017
6. Bayer Annual Report 2017. Includes sales for Mirena®, Kyleena® and Jaydess® / Skyla®

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18

New Contraceptive Option Ovaprene® Overview Women’s Preferences 1. Effective Pregnancy Prevention 2. Convenient Product Forms – Independent surveys revealed that the vaginal ring has many of the features women deemed extremely important.1 3. Method Mix – >70% of women who practice contraception currently use non-coital (not in the moment) methods.2 4. Less Hormones – A majority of women prefer a monthly option with a lower hormone dose than the pill.3 1. Lessard, L,Perspectives on Sexual and Reproductive Health, Volume 44, Number 3,9-2012 19 2. https://www.guttmacher.org/fact-sheet/contraceptive-use-united-states 3. Hooper, DJ, Clin Drug Investig. 2010;30(11):74963

What's Missing in Contraception?

Hormone free alternatives that are effective and easy to use

Least Effective

100% Effective = 0% Risk of Pregnancy [1,2]

Birth Control Effectiveness		
Method	Perfect Use	Typical Use
Spermicide* / Vaginal Gels	82.00%	72.00%
Sponge-Parous*	80.00%	76.00%
Sponge-Nulliparous*	91.00%	88.00%
Condom (male)*	98.00%	82.00%
Diaphragm*	94.00%	88.00%
Combined Pill & Progestin only*	99.70%	91.00%
Evra Patch*	99.70%	91.00%
Nuva Ring*	99.70%	91.00%
Depo-Provera*	99.80%	94.00%
IUD- ParaGard (Copper T)*	99.40%	99.80%
IUD- Mirena (LNg)*	99.80%	99.80%
Implanon*	99.95%	99.95%
Female Sterilization*	99.50%	99.50%
Male Sterilization*	99.90%	98.85%

Most Effective

Hormone Free Product Landscape[1]

Marketed or in development



Spermicides / Vaginal Gels
- Effectiveness (*72% Typical Use*)
- Woman controlled
- Used *"in the moment"*



Condoms
- Effectiveness (*82% Typical Use*)
- Not woman controlled
- Used *"in the moment"*



Diaphragms
- Effectiveness (*88% Typical Use*)
- Woman controlled
- Used *"in the moment"*



Long-acting IUD
- Effectiveness (*99% Typical Use*)
- Not woman controlled
- Physician inserted

1. Trussell J. Contraceptive Efficacy. In Hatcher RA, Trussell J, Nelson AL, Cates W, Kowal D, Policar M. Contraceptive Technology: Twentieth Revised Edition. New York, NY: Ardent Media, 2011.
2. http://www.contraceptivetechnology.org/wp-content/uploads/2013/09/CTFailureTable.pdf

20

New Contraceptive Option Ovaprene® Overview Ovaprene® Non-hormonal, Monthly Vaginal Ring Spermiostatic Environment1 • Achieved through a contraceptive-loaded silicone ring matrix. • Releasing non-hormonal active Ferrous gluconate. Physical Barrier1 • 3-D, non-braided, fluid-permeable mesh barrier. Rx distribution (OB/GYN) – anticipated upon approval. 21 1. Data on file

New Contraceptive Option

Ovaprene® Overview

Ovaprene successfully prevented sperm from reaching the cervical canal in a previous human postcoital test (PCT) clinical study.

- 2009 - Postcoital Assessment:[1]
  - Open-label, single-arm, pilot safety and tolerability study.
  - Published in the Journal of Reproductive Medicine, 2009.
- Patients:
  - N= 20; all women completed one cycle of use.
- Results:
  - **Postcoital testing revealed no viable sperm in the cervical mucus.**
  - No colposcopic abnormalities, no significant changes in vaginal flora and no serious adverse effects observed.

Birth Control Effectiveness[2,3]

Method	Perfect Use	Typical Use
Spermicide* / vaginal gels	82.00%	72.00%
Sponge-Parous*	80.00%	76.00%
Sponge-Nulliparous*	91.00%	88.00%
Condom (male)*	98.00%	82.00%
Diaphragm*	94.00%	88.00%
Combined Pill & Progestin only*	99.70%	91.00%
Evra Patch*	99.70%	91.00%
Nuva Ring*	99.70%	91.00%
Depo-Provera*	99.80%	94.00%
IUD- ParaGard (Copper T)*	99.40%	99.80%
IUD- Mirena (LNg)*	99.80%	99.80%
Implanon*	99.95%	99.95%
Female Sterilization*	99.50%	99.50%
Male Sterilization*	99.90%	98.85%

In PCT studies of similar size, products (diaphragms) with no motile sperm in the cervical mucus during their PCT assessments demonstrated "typical use" contraceptive effectiveness of 88% in pivotal contraceptive studies evaluating pregnancy rates over time.

dare

1. Journal of Reproductive Medicine 2009; 54: 685-690
2. Trussell J. Contraceptive Efficacy. In Hatcher RA, Trussell J, Nelson AL, Cates W, Kowal D, Policar M. Contraceptive Technology: Twentieth Revised Edition. New York, NY: Ardent Media, 2011.
3. http://www.contraceptivetechnology.org/wp-content/uploads/2013/09/CTFailureTable.pdf

22

New Contraceptive Option Ovaprene® Overview U.S. Regulatory Strategy • PMA with CDRH (Medical Device Division) as lead review division. • Pathway expected to be based on similar CDRH approvals - Example: Caya® diaphragm.* Step 1 – Postcoital test (PCT) 2018 / 2019* Step 2 – Pivotal Study 2020 / 2021* • The study is enrolling 50 couples. • Single pivotal clinical (expected). • 25 women complete a total of 21 visits • N= ~250 completers over 6 months of use. • Evaluated over the course of five menstrual cycles. • Primary Endpoints: Safety & Efficacy • Each woman’s cervical mucus will be examined at several points during • Pregnancy probability. the study: • Secondary Endpoints: • Cycle 1 - Baseline (excludes the use of any product), • Acceptability/product fit/ease of use. • Cycle 2 - Use of a barrier method (diaphragm), • Assessments of vaginal health. • Cycles 3,4 and 5 - Ovaprene vaginal ring. • Assess motile sperm per high powered field (HPF) in the cervical mucus, post coitus. • Safety assessments, PK, acceptability, fit, and ease of use. • Data from the study is expected to be available in the second half of 2019. • If there is demonstration of feasibility in the PCT clinical trial, the Company intends to prepare and file an Investigational Device Exemption (IDE) with the FDA to commence a pivotal clinical trial to support marketing approvals of Ovaprene in the United States, Europe and other countries worldwide. 23 *Anticipated regulatory pathway and timelines. Daré has not had any communications with the FDA regarding the specific PMA requirements for Ovaprene.

New Contraceptive Option
Ovaprene® Overview

Features Desired Most in Birth Control:[1-4]	Design Features of Ovaprene:[5,6] 
Convenience (Easy to Use & Easy to Remember)	**Monthly Ring Product Form** *Women chose rings for the convenience of a **non-daily option.***
Hormone Free	**No Hormones in the API** *Unique dual action MOA (spermiostatic & barrier).*
Efficacy	**<u>Expected</u> Typical Use Effectiveness Comparable to Hormone Contraception** (88% vs 91%).
Favorable Side Effect Profile	**No Colposcopic Abnormalities** *No significant changes in vaginal flora.* *No serious adverse effects observed in prior published study.*
Easily Manage Fertility	**No Systemic Activity** *Inserted and removed without a provider.* *Immediate return to fertility.*

1. https://www.urban.org/urban-wire/women-want-effective-birth-control
2. Lessard, L,Perspectives on Sexual and Reproductive Health, Volume 44, Number 3,9-2012
3. Hooper, DJ, Clin Drug Investig. 2010;30(11):74963
4. Ersek, J, Matern Child Health J (2011) 15:497–506
5. Journal of Reproductive Medicine 2009; 54: 685-690
6. Trussell J. Contraceptive Efficacy. In Hatcher RA, Trussell J, Nelson AL, Cates W, Kowal D, Policar M. Contraceptive Technology: Twentieth Revised Edition. New York, NY: Ardent Media, 2011.

24

Women’s Sexual Health & Wellness Female Sexual Arousal Disorder (FSAD) World market for both male and female sexual dysfunction drugs will reach 7.7 billion in 20191 25 1. https://www.visiongain.com/sexual-dysfunction-drugs-market-will-reach-7-7bn-in-2019-predicts-a-new-visiongain-study/

Female Sexual Arousal Disorder (FSAD)

Sildenafil Cream, 3.6%

Topical Cream Sildenafil	Sildenafil Cream, 3.6%[1]	Top line 4Q 2020

Successful Proof of Concept

- Sildenafil Cream, 3.6% improved genital blood flow in a proof-of-concept study (n=31):[1]
  - Efficacy signal observed in both pre and postmenopausal patients
  - Excellent systemic/local safety and tolerability profile

505(b)(2) Regulatory Pathway

- Ability to leverage the safety profile of sildenafil (Viagra®) for FDA submission package

Attractive Market Opportunity[2]

- 33% of females in the U.S. (21 to 60 years old) experience symptoms of low or no sexual arousal
- 16% (~10m women) are considered distressed and are seeking a solution to improve their condition

Patent Coverage

- Patents covering the licensed technology have been granted with terms through 2031 (through June 2029 in the U.S.)
- No ANDA route: ANDA is not currently an option for topicals that result in low systemic uptake

1. Data on file
2. Ad Hoc Market Research: FSAD Prevalence Report (Oct 2015) conducted for SST LLC. Based on US Census projections for 2016.

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26

Female Sexual Arousal Disorder (FSAD) Sildenafil Cream 3.6% Hypoactive Sexual Female Sexual Vulvar-Vaginal Dyspareunia Desire Disorder Arousal Disorder Atrophy (HSDD) (FSAD) No Approved Products With its approval of Addyi®, FDA has now acknowledged and formally classified the distinct and separate disorders that comprise Female Sexual Dysfunction. Where HSDD is characterized primarily by a lack of sexual desire, FSAD is characterized primarily by an inability to attain or maintain sufficient physical sexual arousal. • INTRAROSA is a registered trademark of Endoceutics, Inc. • Imvexxy is a trademark of TherapeuticsMD, Inc. • Osphena is a registered trademark of Duchesnay USA, Pennsylvania, USA. • ESTRACE® is a registered trademark of Allergan Pharmaceuticals International Limited. • Premarin is a registered trademark of Pfizer Inc. 27 • Addyi is a registered trademark of Sprout Pharmaceuticals, Inc.

Female Sexual Arousal Disorder (FSAD) Sildenafil Cream 3.6% FSAD is characterized primarily by an inability to attain or maintain sufficient physical sexual arousal; it is also characterized by distress or interpersonal difficulty.* • Estimated 23-33% of women suffer from arousal disorder: • Meta-analysis of 95 studies from 2000-2014 indicated the prevalence of Female Sexual Dysfunction in premenopausal women worldwide is 40.9%, and difficulty with arousal alone is 23%.1 • 33% of women in the U.S. age 21 to 60 (approximately 20 million women), experience symptoms of low or no sexual arousal.2,3 • 10 million women are considered distressed and actively seeking treatment.2 *Diagnostic and Statistical Manual 4th Edition Text Revision (DSM IV TR), defines female sexual arousal disorder as a persistent or recurrent inability to attain or to maintain until completion of the sexual activity, an adequate lubrication-swelling response of sexual excitement. The diagnostic criteria also state that the inability causes marked distress or interpersonal difficulty, is not better accounted for by another Axis I disorder (except another sexual dysfunction), and is not due exclusively to the direct physiological effects of a substance (e.g., a drug of abuse, a medication) or a general medical condition. 1. McCool et al. Sex Med Rev 2016;4:197-212. 2. Ad Hoc Market Research: FSAD Prevalence Report (Oct 2015) conducted for SST LLC. 28 3. Based on US Census projections for 2016.

Female Sexual Arousal Disorder (FSAD)

Sildenafil Cream 3.6%

Increased blood flow and clinical efficacy with oral sildenafil (Viagra®) in women:

- Statistically significant increases in Vaginal Pulse Amplitude (VPA)[1]
- Statistically significant improvement in genital stimulation (FIEI)[2]

Key Takeaways of Viagra® studies:
- Oral sildenafil (Viagra) demonstrated statistically significant activity
- Side effects of the oral formulation led to the investigation of a new topical route of administration

Pfizer VPA Clinical Lab Study – Oral Viagra



Mean and Maximum VPA†
Vaginal Pulse Amplitude (mV)
0
1
2
3
4
5
6
7
P=0.093
P<0.05
Mean (Erotic)
Maximum (Erotic)
Placebo
Oral Viagra®

† Twelve healthy premenopausal women were studied.

Pfizer Clinical Field Study – Oral Viagra



Improvement on FIEI Questions†
Observed Number Improved (%)
0
10
20
30
40
50
60
70
P=0.017
P=0.015
Question 2
Question 4
Placebo
Oral Viagra®

Female Intervention Efficacy Index (FIEI)

† Question #2 – "After taking study medication, the sensation/feeling in my genital (vaginal, labia, clitoris) area during intercourse or stimulation (foreplay) seemed to be: (a) more than before, (b) less than before, or (c) unchanged". Question #4 – "After taking the study medication, intercourse and/or foreplay was: (a) pleasant and satisfying; better than before taking the study medication, (b) unpleasant; worse than before taking study medication, (c) unchanged; no difference, or (d) pleasant; but still not like it used to be or I would like it to be." 202 postmenopausal women with FSAD who had protocol specified estradiol and free testosterone concentrations, and/or were receiving estrogen and/or androgen replacement therapy were studied.

1. The Enhancement of Vaginal Vasocongestion by Sildenafil in Healthy Premenopausal Women. Journal of Women's Health & Gender-Based Medicine. Vol. 11, No. 4. 2002
2. Safety and Efficacy of Sildenafil Citrate for the Treatment of FSAD: A Double-Blind, Placebo Controlled Study. The Journal of Urology. Vol 170, 2333-2338, December 2003.

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Female Sexual Arousal Disorder (FSAD) Sildenafil Cream 3.6% Formulation Innovation • Sildenafil Cream, 3.6% designed to directly increase local blood flow to the genital tissue. • The formulation delivers localized action, with minimal systemic uptake of the active drug.1 SST Formulation Technology 6 issued patents in the U.S. on the topical delivery of Sildenafil and other PDE-5 inhibitors. • Leveraging the known therapeutic benefit of oral sildenafil to stimulate increased blood flow to the genital tissue. • If approved, Sildenafil Cream, 3.6% may offer a safe, effective and ‘on demand’ solution to difficulties with sexual arousal. 30 1. Data on file

Female Sexual Arousal Disorder (FSAD) Sildenafil Cream, 3.6% Sildenafil Cmax Tmax AUClast Treatment N Phase 1 Study of SST-6007 (Sildenafil Cream, 3.6%)1 Single Dose (ng/ml) (hr) (h*ng/ml) • Normal healthy postmenopausal women were dosed with Topical Sildenafil 20 35 mg 3.4 2.37 25.6 escalating doses of Sildenafil Cream, 3.6%, using a 1 g of cream Topical Sildenafil cross-over study design. 20 71 mg 3.8 2.27 30.8 • Topical sildenafil had significantly lower systemic 2 g of cream Topical Sildenafil exposure compared to a 50 mg oral sildenafil dose 19 142 mg 5.3 2.22 42.5 • AUC – 3-6% 4 g of cream • Cmax – 1-2% • Safe and very well tolerated at clinically relevant doses (1-2g) • Favorable product characteristics as self reported by subjects • Easy to use • Readily absorbed Phase 2a Study of SST-6007 (Sildenafil Cream, 3.6%)1 • Demonstrated increased blood flow in the genital tissue compared to placebo (mean change in VPA analysis) in 31 women (pre and postmenopausal) ~30 minutes post dosing 31 1. Data on file. Sildenafil Cream, 3.6% was previously known as SST-6007.

Female Sexual Arousal Disorder (FSAD) Sildenafil Cream 3.6% Phase 2b Program: Continue to explore additional clinical and non-clinical work that might be valuable or required to support the overall program and the anticipated design of the Phase 2b. At Home Study Content Validity Planned Type C Meeting 2b At Home Study Initiation Anticipated 2019 Initiated (4Q 2018) 2019 Topline Data – 4Q 2020 • A content validity study is designed to help ensure • We will request at Type C meeting • The Phase 2b at-home study will the concepts we plan to measure are the most to get feedback on whether the allow patients to use the important and relevant to our target population. agency agrees that the patient investigational product and placebo reported outcomes (PRO) in their home setting. • This is a non-interventional study – participants will instruments are content valid for not be asked to use or evaluate any products. • The FDA is agreeable to a 12-week the target population. Phase 2b for Sildenafil Cream, 3.6% to assess reasonable safety and preliminary efficacy. • The 2016 Draft Guidance reflects expectations regarding Phase 3 study length and patient population. Key Takeaways: • The Phase 2b program will consist of a content validation component (ongoing), followed by at-home dosing of the investigational product and a placebo control. • The plan is to use the selected PRO instrument and FDA agreed upon endpoints for the Phase 2b and Phase 3 clinical trials. 32

Female Sexual Arousal Disorder (FSAD) Sildenafil Cream 3.6% Hypoactive Sexual Female Sexual Vulvar-Vaginal Dyspareunia Desire Disorder Arousal Disorder Atrophy (HSDD) (FSAD) Sildenafil Cream, 3.6% (If approved) With its approval of Addyi®, FDA has now acknowledged and formally classified the distinct and separate disorders that comprise Female Sexual Dysfunction. Where HSDD is characterized primarily by a lack of sexual desire, FSAD is characterized primarily by an inability to attain or maintain sufficient physical sexual arousal. • INTRAROSA is a registered trademark of Endoceutics, Inc. • Imvexxy is a trademark of TherapeuticsMD, Inc. • Osphena is a registered trademark of Duchesnay USA, Pennsylvania, USA. • ESTRACE® is a registered trademark of Allergan Pharmaceuticals International Limited. • Premarin is a registered trademark of Pfizer Inc. • Addyi is a registered trademark of Sprout Pharmaceuticals, Inc. 33

$32 billion global category* Innovative Vaginal Drug Delivery Well characterized therapeutic options 34

Intravaginal Ring (IVR) Technology Platform Daré has an exclusive, global license to Juniper’s novel IVR technology originally developed by Dr. Robert Langer from MIT1 and Dr. William Crowley2 from Massachusetts General Hospital and Harvard Medical School. Daré’s exclusive license covers all rings in development as well as additional applications of the IVR technology platform in other therapeutic areas. • Features of the Juniper intravaginal ring technology include: • Sustained drug delivery • Variable dosing and duration • Single or multiple drug delivery via a solid ethylene vinyl acetate polymer matrix (without the need for a membrane or reservoir to contain the active drug or control the release) • Current 505(b)(2) candidates licensed from Juniper include: • DARE-HRT1 • Formerly JNP-0201, a combination bio-identical estradiol + bio-identical progesterone ring for hormone replacement therapy • DARE-FRT1 • Formerly JNP-0301, a bio-identical progesterone ring for the prevention of preterm birth and for fertility support as part of an IVF treatment plan 1. http://www.ibtimes.com/robert-langer-top-mit-biomedical-engineer-father-30-companies-how-launch-successful-2141263 35 2. https://reproendo.mgh.harvard.edu/programs/research-investigators/dr-william-crowley/

Hormone Replacement Therapy (HRT)

DARE-HRT1 (bio-identical estradiol + progesterone)

IVR | DARE-HRT1

HRT remains the most effective treatment for vasomotor symptoms (VMS) and the genitourinary syndrome of menopause (GSM) and has been shown to prevent bone loss and fracture.[1]

- 45M women in U.S. approaching or in menopause.[2]
- 2012 NAMS consensus statement supports HRT in peri- and post-menopausal women – estrogen to reduce symptoms and progesterone to prevent thickening of uterine wall.[3]
- NAMS recommends non-oral route over oral.[3]
- 2002 Women's Health Initiative (WHI) study showed that the long-term use of certain synthetic hormones (a combination of medroxyprogesterone and conjugated equine estrogens) increased the risk of breast cancer, stroke, heart attack and blood clots

$2.2 Billion U.S. Market[4]


$660M FDA-approved
~$1.5 B Compounded
Compounded
FDA-approved

1. The 2017 hormone therapy position statement of The North American Menopause Society; Menopause: The Journal of The North American Menopause Society Vol. 24, No. 7, pp. 728-753
2. U.S. Census Bureau, Population Division. Table 2. 2015 to 2060 (NP2012-T2). Released Dec. 2012.
3. Menopause, Vol. 19, No. 3, 2012.
4. U.S. 2014. Source: Symphony Health Solutions Report

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Hormone Replacement Therapy (HRT) DARE-HRT1 (bio-identical estradiol + bio-identical progesterone) Phase 1 - HRT DARE-HRT1 for the treatment of VMS due to menopause – combination bio-identical estradiol and progesterone in a convenient 28 day IVR • Proposed Study: • A Phase 1, Open-Label, 3-arm Parallel Group Study to Evaluate the Pharmacokinetics and Safety of DARE-HRT1 (80 µg and 160 µg Estradiol/ 4 mg and 8 mg Progesterone Intravaginal Rings) in Healthy Post-Menopausal Women. • Primary Objectives: • To describe the PK parameters over 28 days using two different dose combinations of DARE-HRT1 Intravaginal ring (IVR): – Estradiol 80 µg/Progesterone 4 mg IVR – Estradiol 160 µg/Progesterone 8 mg IVR • Identify the steady-state PK after 28 days of each DARE-HRT1 • N=30 37

Pregnancy Maintenance DARE-FRT1 (bio-identical progesterone) • Prevention of Pre-term Birth (PTB) – In the US, approximately 12% of pregnancies are preterm (less than 37 weeks)1 – Standard interventions include steroids, hormones and tocolytic agents to stop/slow the frequency and duration of contractions2 • Assisted Reproductive Technologies (ART) – The global ART market is expected to reach USD 45 billion by 2025, according to a new report by Grand View Research, Inc.3 § Childbearing postponement is a high impact driver of the infertility treatment market. § Increasing marital age, rising tobacco and alcohol consumption, and increasing obesity rates are some of the other factors contributing to the market growth. § Furthermore, increasing incidence rate of conditions such as poly-cystic ovarian syndrome (PCOS), tubal factors and endometriosis are other drivers of the market. – Record number of women using IVF to get pregnant 4 § More American women have had medical help to have their babies than ever, according to the latest annual report from the Society for Assisted Reproductive Technology. 1. https://www.stanfordchildrens.org/en/topic/default?id=prematurity-90-P02401 2. https://www.uptodate.com/contents/preterm-labor-beyond-the-basics 3. https://www.grandviewresearch.com/press-release/global-assisted-reproductive-technology-market 38 4. https://www.cnn.com/2014/02/17/health/record-ivf-use/index.html

Vaginally Delivered Tamoxifen for VVA DARE-VVA1 Vaginally Delivered Tamoxifen to treat VVA in HR+ Breast Cancer Patients • DARE-VVA1 (Formerly PT-101) • A proprietary formulation of tamoxifen for vaginal administration. • Potential to be the first treatment specifically approved for the treatment of vulvar and vaginal atrophy (VVA) in patients with hormone-receptor positive (HR+) breast cancer. • VVA is a chronic condition characterized by pain during intercourse, vaginal dryness and irritation. • Most women use localized estrogen therapy which is contraindicated for the more than two million women diagnosed with, or at risk of recurrence of, ER-positive and PR-positive breast cancer.1 • Daré intends to develop this novel local application of tamoxifen to mitigate the symptoms of VVA for patients with or at risk for hormone-receptor-positive breast cancer, including women currently on anti- cancer therapy. • Due to the use of aromatase inhibitors for the treatment of HR+ breast cancer, the prevalence of VVA in postmenopausal breast cancer patients is reported to be between 42 and 70 percent.2 1. https://www.ncbi.nlm.nih.gov/pmc/articles/PMC2800285/#S16title 39 2. Clinical Breast Cancer: https://www.sciencedirect.com/science/article/pii/S1526820917300952

Vaginal Tamoxifen – Proof of Concept Study[1]

- This exploratory study in four postmenopausal women diagnosed with VVA demonstrated that a self-administered vaginal suppository containing tamoxifen (20mg) dosed daily for one week and twice weekly for three months was effective in reducing vaginal pH and vaginal dryness

Vaginal Tamoxifen	**Enrollment (Baseline)**	**On Treatment (Month 3)**	**Paired Difference (Baseline vs. Month 3)**
Median Vaginal pH Lower pH value is a measure of symptom relief *Normal vaginal pH is usually less than 4.5.*[2]	**7.1** range 6.5 to 7.5	**5.0** range 5.0 to 5.2	**-2.0 median** range -2.5 to -1.5
Vaginal Dryness Rated using a visual analogue scale (VAS) that ranged from: **0** = Not bothered by dryness **10** = Extremely bothered by dryness Decreased vaginal dryness is a measure of symptom relief	**8.0** range of 7.5 to 9.0	**3.0** range 2.0 to 3.0	**-5.5 median** range -6.0 to -4.5

- In addition, systemic absorption of tamoxifen was not significant.
  - After 8 weeks of study treatment with vaginal tamoxifen, the median plasma concentration of tamoxifen was **5.8 ng/ml**, with a range of 1.0 to 10.0 ng/ml
  - In comparison, after 3 months of administration of 20mg, once-daily oral tamoxifen citrate (Nolvadex),[2] the average steady state plasma concentration of tamoxifen is **122 ng/ml** with a range of 71 to 183 ng/ml

1. Clin. Exp. Obstet. Gynecol. - ISSN: 0390-6663 XLVI, n. 2, 2019
2. https://www.medicalnewstoday.com/articles/322537.php
3. US Food and Drug Administration: "Drug Approval Package: Nolvadex (Tamoxifen Citrate) NDA# 21-109.2002". Available at: https://www.accessdata.fda.gov/drugsatfda_docs/nda/2002/21109_Nolvadex.cfm

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$32 billion global category* Strategic Pre-Clinical Candidates Contraceptives that address global gaps 41

A New Long Acting Contraceptive Option

Microparticle 6 & 12 Month Injectable Contraception

Injectable Etonogestrel | ORB 204 & 214^

ORB-204 and ORB-214, injectable etonogestrel[1]

The initial development on Orbis' long-acting injectable contraceptive program was carried out under a subcontract funded by Family Health International (FHI 360) through a grant from the **Bill & Melinda Gates Foundation**.

- Pre-clinical studies for the 6- and 12- month formulations have been completed to date:
  - Establishing pharmacokinetics and pharmacodynamics profiles.

An injectable contraceptive is designed to provide discreet, non-invasive protection over several months

- Limitations of the currently marketed injectable contraceptive: provides contraceptive protection for only three months, and can delay the ability to get pregnant for up to ten months after receiving the injection.

Target product profile of long-acting injectable

- Prolonged duration (6 to 12 months), improved ease of use, with an improved side effect profile and predictable return to fertility.

1. Data on file

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A New Contraceptive Target
DARE-RH1 CatSper

Ca2+ Target | **DARE-RH1**

A Novel Approach To Male And Female Contraception.

- The identification of the CatSper target represents the potential to develop a novel class of non-hormonal contraceptive products for both men and women.
  - The discovery of a sperm-specific ion channel, CatSper, was validated in animal models where it was demonstrated that male mice lacking CatSper have poor sperm motility.
- CatSper proteins are ion channels expressed solely in the membranes of sperm flagellum and are essential to sperm motility.
- Pre-clinical research has demonstrated CatSper mediates hyperactive motility of sperm.
  - Sperm hyperactivity is necessary to penetrate the physical barrier known as the zona pellucida which encloses the ovum and protects the egg.[1]
  - The contraceptive benefit of targeting CatSper is achieved by inhibiting sperm hyperactivity and preventing egg fertilization.

dare

1. http://journals.plos.org/plosone/article?id=10.1371/journal.pone.0028359

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Investment Highlights 44

Financial Profile Background • NASDAQ:DARE • Publicly traded via reverse merger that closed July 19, 2017 Balance sheet, December 31, 2018: • $6.8 million in cash • Non-dilutive NIH SBIR Award: • In Q1-2019 Daré received a second Notice of Award of $982,851, part of a grant providing up to $1.9 million in the aggregate for Ovaprene® research from the Eunice Kennedy Shriver National Institute of Child Health and Human Development (NICHD), a division of the National Institutes of Health (NIH). The first award under the grant in 2018 was $224,665. • This second Notice of Award, for the additional $982,851, followed the NIH’s review of a data analysis and other results of the first phase of work. • 11.4 million common shares and 3.75 million warrants outstanding • No debt 45

Management Team
Daré Bioscience

Sabrina Martucci Johnson, MSc, MIM President and CEO	Cypress Bioscience, Calibr, Advanced Tissue Sciences, WCG, Baxter Healthcare
Lisa Walters-Hoffert Chief Financial Officer	ROTH Capital Partners, Citicorp Securities, Bank of America, Oppenheimer & Co.
David Friend, PhD Chief Scientific Officer	Evofem, CONRAD, Elan Corporation
John Fair Chief Business Officer	Evofem, WCG, Gemini Healthcare, Aegis plc
Mark Walters Vice President, Operations	Pacira, SkyePharma, Alliance Pharmaceuticals, American Home Products
Mary Jarosz, RPh, RAC, FTOPRA Global Head of Regulatory Affairs	Evofem, WCG, Abbott Laboratories
Christine Mauck, MD, MPH Medical Director	CONRAD, Population Council, RW Johnson, FDA
Bridget Martell, MD, MA Medical Affairs	Juniper Pharmaceuticals, Purdue Pharma, Pfizer
Nadene Zack, MSc Sr. Director Clinical Operations	Retrophin, Aragon, Cypress Bioscience, Pfizer

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Board of Directors Daré Bioscience Roger Hawley (Chairman) Zogenix, Alios Biopharma, Cypress Bioscience, InterMune, Elan Corporation, GSK Jessica Grossman, MD Medicines360, Sense4Baby, Johnson & Johnson Susan Kelley, MD Bayer, BMS, ArQule,Cerulean Greg Matz CooperSurgical - Cooper Companies, Agilent, Hewlett Packard William Rastetter, PhD Neurocrine Biosciences, IDEC, GRAIL, Receptos, Illumina, Cerulean Robin Steele, JD, LLM InterMune, Elan Corporation, Alveo, Alios Biopharma Sabrina Martucci Johnson, MSc, MIM Cypress Bioscience, Calibr, Advanced Tissue Sciences, WCG, Baxter Healthcare 47

Corporate & Investor Communications NASDAQ: DARE Trading as DARE since July 20, 2017 www.darebioscience.com 48

Appendix Daré Programs: Consumer & Market Insights

Bacterial Vaginosis Market Insights American Sexual Health Association (ASHA), in conjunction with Harris Poll, conducted a national survey of 304 women ages 18 to 49 who have had bacterial vaginosis (BV). The survey was conducted online by Harris Poll on behalf of Symbiomix Therapeutics, LLC, a Lupin company, and the ASHA within the United States between September 14 and 29, 2017 among 304 US women aged 18-49 who have been diagnosed by a healthcare professional with BV within the past 2 years (“women with bacterial vaginosis”).

Bacterial Vaginosis Market Insights American Sexual Health Association (ASHA) National Bacterial Vaginosis Survey IF BV RISK FACTORS WERE KNOWN • 76% of women with BV stated they would have gone to Would Seek Treatment Sooner if they were see a healthcare professional sooner Would Not Seek Treatment Sooner aware of the risks associated with BV if left untreated 24% 76% • Only 43% of women with BV are aware that if left AWARE OF LINK TO STI untreated, BV can cause an increased risk of sexually Aware BV Can Increase Risk of STI transmitted infections (STIs) Unaware BV Can Increase the Risk of STI 43% 57% 51 http://www.ashasexualhealth.org/understanding-womens-experiences-with-bacterial-vaginosis/

Bacterial Vaginosis Market Insights American Sexual Health Association (ASHA) National Bacterial Vaginosis Survey • According to the ASHA IMPACT OF BV ON DAILY LIFE survey, 62% of women 90 mistake BV for a yeast infection prior to diagnosis 80 • Most women with BV feel 70 self-conscious (68%) and/or 60 embarrassed (66%) due to 50 their condition 40 • Women with BV avoid everyday activities including 30 being intimate with their 20 spouse/partner (79%), working out (27%), or going 10 on a first date (17%) 0 Mistake for Yeast Infection Feel Self Conscious Avoid Intimacy Avoid Exercise 52 http://www.ashasexualhealth.org/understanding-womens-experiences-with-bacterial-vaginosis/

Ovaprene Market Insights Secondary Market Research & Market Sizing Data Prepared by SmartPharma, February 2019. Data on File.

US Contraceptive Population is Over 60 million and Continues to Grow Total US Females Age 15-44 (Millions) 69 68 68.0 68.1 68.1 67.8 67.6 67.5 67 67.3 67.2 67.0 66.8 -2025) 66.7 66 66.5 44 (MM)44 - 66.2 65.8 65 CAGR 5% (2016 65.4 65.0 64.6 Females age 15 age Females 64 64.2 63.9 63.6 63 62 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 Year Source: US Census Bureau, 2017 National Dataset (2016 is base population estimate for projection) https://www.census.gov/programs-surveys/popproj.html Dare Bioscience – Ovaprene Market Assessment, Jan 2019 54

Ovaprene Potential – Total Market Size There are currently 35 million US women who could potentially choose Ovaprene for contraception 65 Million Total US Women Age 15-44 30 Million Not candidates for Ovaprene • Sterilization (10.5M) 12 Million 11 Million 12 Million • Pregnant/postpartum/ Current Non- Current Non- Current seeking pregnancy Users Hormonal Users Hormonal Users (5.6M) • Never had intercourse (8.2M) • Currently use no • Condom (6.6M) • Pill (10.3M) • Current LARC (IUD or contraception • Withdrawal (4.0M) • Injectable (1.5M) implant) user (5.4M) • Sexually active • Spermicide/foam/ • Vaginal Ring (1.0M) • Not seeking diaphragm • Patch (0.1M) pregnancy (0.06M) • Emergency • Rhythm/natural contraception (0.03M) family planning (0.5M) Source: CDC National Survey for Family Growth,2013-2015 dataset, cdc.gov. Contraceptive use data applied to 2019 population data from US Census Dare Bioscience – Ovaprene Market Assessment, Jan 2019 55

Negative Information About Hormones is Persistent in the Public Domain As a non-hormonal option, Ovaprene does not have to overcome myths or negative “press” Reason #1: “I don’t want to get fat” Reason #2: “It might make me depressed” • The pill lowers your sex drive • The pill shrinks your clitoris and causes painful sex Reason #3: “Birth control causes cancer” • The pill causes depression and anxiety Reason #4: “I don’t want to put chemicals in my body” • Long term pill use puts you at an increased risk of cervical cancer • Long term pill use is associated with a delay in your return to Reason #5: “I’m not at risk for getting pregnant” fertility 1. Hormonal Birth Control Comes with Side Effects 2. Birth Control is Full of Hormones/Chemicals 3. Birth Control Works Against Your Body 4. Birth Control *May* Cause Abortions 5. A Whole Host of Other Reasons Sources: HelloFlo, Mar 22, 2017, www.helloflo.com Fertility Friday, April 4,2017, www.fertilityfriday.com Equipping Godley Women, April 15, 2015, www.equippinggodleywomen.com Dare Bioscience – Ovaprene Market Assessment, Jan 2019 56

Contraceptive Pricing and Reimbursement Dare Bioscience – Ovaprene Market Assessment, Jan 2019 57

Brand Contraceptives Have Consistently Increased in Price Average Price/Cycle (28 days) for Branded CHCs ($WAC) – As of Jan 2019 $170.00 $160.47 $160.00 $152.50 $150.00 $140.03 $140.00 $129.51 $130.00 $115.40 $120.00 $110.00 $100.64 $100.00 $88.88 $90.00 $81.95 $76.41 $80.00 $68.02 $70.00 $58.94 $60.00 $50.34 $45.57 $50.00 $41.53 $37.03 $40.00 $30.00 $20.00 $10.00 $0.00 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 Avg Annual Increase 7.6% 12.2% 8.3% 10.7% 20.6% 13.9% 13.6% 8.4% 8.8% 13.7% 14.7% 12.1% 9.4% 9.6% 6.5% Source: MediSpan PriceRx, accessed Jan 2019. Average of 13 available branded contraceptives available in US market. Only three of these brands have no generic equivalent, and the average price/cycle for those 3 = $171.06 Dare Bioscience – Ovaprene Market Assessment, Jan 2019 58

Over 70% of Reproductive-Aged Women in the US Have Private Insurance Trend in Insurance Coverage Over Time (Age 19-44) 8 0% 71% 71% 69% 7 0% 65% 6 0% 44 - 5 0% 4 0% 3 0% % of US Pop Age 19 of % Pop US Age 21% 20% 21% 21% 2 0% 18% 17% 14% 14% 1 0% 0% 2013 2014 2016 2017 Privat e Government Uninsured *Patients can have more than one form of insurance, so totals may exceed 100%) Source: Berchick et al. US Census Bureau, Health Insurance Coverage in the US: 2017, Issued Sep 2018 Dare Bioscience – Ovaprene Market Assessment, Jan 2019 59

Most Women Pay $0 For Birth Control Since the ACA Was Enacted Percent of Women with $0 Copay for Birth Control Over Time (n=892 women age 18-39 with private health insurance who used a prescription contraceptive method) By spring 2014, mean and median out-of-pocket costs for the pill were $6.48 and $0 per month, respectively HHS issued a clarification in May 2015 that required coverage of at least 1 product per method with $0 copay – therefore the percentages have likely increased since this data Sources: Guttmacher Institute Continuity and Change in Contraceptive Use Study in: Sonfeld A, et al. Contraception 2015;91:44-48 US Dept of Health and Human Services (HHS) FAQs About ACA Implementation (Part XXVI), www.cms.gov Dare Bioscience – Ovaprene Market Assessment, Jan 2019 60

ACA Contraceptive Mandate: Current Status of Contraceptive Policy • Insurance plans must cover all FDA- approved methods with no copay or cost sharing to patients1 – They must cover at least one type of each method in each category • 62.8 million women (age 18-64) now have birth control coverage with no cost sharing2 – Exemptions and accommodations for religious and moral objections are in place, but they affect only 6,400 to 127,000 women3 – The latest attempts by the current administration to broaden the exemption has been blocked by two federal courts4 • If Ovaprene is approved, it has the potential to be the only product in the category, as it is a vaginal ring with a spermiostatic active. 1www.HealthCare.gov/coverage/birth-control-benefits/ 2National Women’s Law Center Fact Sheet, Nov 2018 3HHS Fact Sheet, Nov 7 2018 4National Women’s Law Center Fact Sheet, Oct 2018 and Washington Post, Jan 14, 2019 Dare Bioscience – Ovaprene Market Assessment, Jan 2019 61

Sildenafil Cream, 3.6% FSAD Demographic Insights & Concept Test Market Research Report Conducted by Ad Hoc Research on behalf of Strategic Science & Technologies, LLC. 222 Third Street, Suite 2242, Cambridge, MA 02142 – December 2015

FSAD - Psychological & Physiological Impact 63

Experience of FSAD Sufferers 64 Source data on File: Research Report –December 2015; AD Hoc research - Sildenafil Topical Cream for Women Concept Test, slide 41-47.

Experience of Female Sexual Arousal Disorder (FSAD) Sufferers 65 Source data on File: Research Report –December 2015; AD Hoc research - Sildenafil Topical Cream for Women Concept Test, slide 41-47.

Female Sexual Arousal Disorder (FSAD) Respondents Indicators of Sexual Arousal * All respondents (n=402) * LT- in a long-term relationship SA - currently sexually active 35-54 - ages of 35 to 54 66 Source data on File: Research Report –December 2015; AD Hoc research - Sildenafil Topical Cream for Women Concept Test, slide 41-47.

Female Sexual Arousal Disorder (FSAD) Respondents Signs & Symptoms All respondents (n=402) 67 Source data on File: Research Report –December 2015; AD Hoc research - Sildenafil Topical Cream for Women Concept Test, slide 41-47.

Psychological Impact of FSAD All respondents (n=402) 68 Source data on File: Research Report –December 2015; AD Hoc research - Sildenafil Topical Cream for Women Concept Test, slide 41-47.

Psychological Impact of FSAD All respondents (n=402) 69 Source data on File: Research Report –December 2015; AD Hoc research - Sildenafil Topical Cream for Women Concept Test, slide 41-47.

Without an FDA Approved Product for FSAD, Women’s Options are Suboptimal All respondents (n=402) 70 Source data on File: Research Report –December 2015; AD Hoc research - Sildenafil Topical Cream for Women Concept Test, slide 41-47.

Sildenafil Cream, 3.6% Product Profile Market Research 71

Sildenafil Cream, 3.6% Concept Testing 72 Source data on File: Research Report –December 2015; AD Hoc research - Sildenafil Topical Cream for Women Concept Test, slide 5.

Sildenafil Cream, 3.6% Concept Testing 73 Source data on File: Research Report –December 2015; AD Hoc research - Sildenafil Topical Cream for Women Concept Test, slide 6.

Sildenafil Cream, 3.6% Concept Testing – Cream Formulation 74 Source data on File: Research Report –December 2015; AD Hoc research - Sildenafil Topical Cream for Women Concept Test, slide 10.

Sildenafil Cream, 3.6% Concept Testing – Concept Acceptors 75 Source data on File: Research Report –December 2015; AD Hoc research - Sildenafil Topical Cream for Women Concept Test, slide 11.

Sildenafil Cream, 3.6% Concept Testing – Purchase Interest • 82% of respondents * indicated they would be likely to purchase the product if it were currently available. • A subgroup of respondents aged 35-54 * LT- in a long-term relationship SA - currently sexually active had a higher purchase 35-54 - ages of 35 to 54 interest (86%) vs. the aggregate (82%). 76 Source data on File: Research Report –December 2015; AD Hoc research - Sildenafil Topical Cream for Women Concept Test, slides 5-22.

Sildenafil Cream, 3.6% Concept Testing – Believability & Viability 77 Source data on File: Research Report –December 2015; AD Hoc research - Sildenafil Topical Cream for Women Concept Test, slides 5-22.

Sildenafil Cream, 3.6% Concept Testing – Concept Appeal * • The majority of respondents (89%) considered the concept appealing. • The largest proportion of * LT- in a long-term relationship SA - currently sexually active respondents to consider 35-54 - ages of 35 to 54 the concept very appealing were women between the ages of 35- 54. 78 Source data on File: Research Report –December 2015; AD Hoc research - Sildenafil Topical Cream for Women Concept Test, slides 5-22.